UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, California 92618
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2014, Ubiquity, Inc. (the “Company”) closed a financing transaction by entering into a Purchase Agreement dated November 12, 2014 (the “Purchase Agreement”) with Worldwide, Inc. (the “Purchaser”) for an aggregate principal amount of $204,000 (the “Purchase Price”). Pursuant to the Purchase Agreement, the Company issued an 8% Convertible Promissory Note (the “Note”).

The terms of the Note are as follows:

Convertible Promissory Note

The Note earns an interest rate per annum equal to 8% and has a maturity date of August 14, 2015 (the “Maturity Date”). The Note is convertible any time during the period beginning on the date which is one hundred eighty (180) days following the date of the issuance on this Note and ending on the later of (i) the Maturity Date and (ii) the date of payment of the Default Amount at a conversion price equal to 50% discount to the average of the lowest three (3) trading prices for the Common Stock during the twenty (20) Trading Day period immediately prior the conversion date. The Note Conversion Price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the conversion price of the Note.

In the event of default, (“Event of Default”) the Purchaser has the right to require the Company to repay in cash all or a portion of the Note at a price equal to 150% of the aggregate principal amount of the Note plus all accrued and unpaid interest on the principal amount of this Note. In addition, in the event of a merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, (“Major Event”) the Purchaser has the option to treat the event as an Event of Default or may immediately convert the remaining balance on the Note and shall be entitled to receive as many shares as the Purchaser would have been entitled to immediately prior to the Major Event.

The foregoing description of the terms of the Purchase Agreement and the Note, do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements filed as exhibits 10.1, 4.1, 4.2 and 4.3 to this Current Report on Form 8-K (this “Report”).

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The foregoing securities under Purchase Agreement were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

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Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Convertible Promissory Note
10.1	Purchase Agreement, dated November 12, 2014, by and between Ubiquity, Inc. and Worldwide, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2014

UBIQUITY, INC.

By:	/s/ Christopher Carmichael
Christopher Carmichael
Chief Executive Officer

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